UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017 (November 14, 2017)

SRC Energy Inc.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600

Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Note Purchase Agreement

On November 14, 2017, SRC Energy Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain initial purchasers (the “Initial Purchasers”), for whom J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as representatives, pursuant to which the Company agreed to issue and sell to the Initial Purchasers $550 million aggregate principal amount of the Company’s 6.250% Senior Notes due 2025 (the “Notes”) in connection with a private offering of the Notes.

The offering of the Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes are not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Note Purchase Agreement, the Company made customary representations and warranties and agreed to indemnify the Initial Purchasers against various potential liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Notes. The closing of the sale of the Notes is expected to occur on November 29, 2017.

Certain of the Initial Purchasers and their respective affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Initial Purchasers and their respective affiliates may provide similar services in the future. In particular, certain of the Initial Purchasers are parties to the Company’s revolving credit facility as agents, lenders or other roles, and receive customary fees in such roles and may receive a portion of the net proceeds of this offering used to repay amounts outstanding under the revolving credit facility.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We expect to issue the Notes on November 29, 2017. The Company will pay interest at a rate of 6.250% per annum on the Notes on June 1 and December 1 of each year, beginning June 1, 2018. The Notes will mature on December 1, 2025.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

Synergy Resources Corporation

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

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